PLANET POLYMER TECHNOLOGIES, INC.                                  EXHIBIT 11.1
Statement of Computation of Common and Common Equivalent Shares
AS OF MARCH 31, 2000


                                                  Three months ended March 31,
                                                 -------------------------------
                                                     2000               1999
                                                     ----               ----
Shares outstanding at beginning of period         5,341,062           5,341,062
    1,000,000 shares issued on January 11, 1999   1,000,000             877,778
    9,677 shares issued on March 15, 1999             9,677               1,720
    5,000 shares issued on March 30, 1999             5,000                  56
    9,677 shares issued on June 15, 1999              9,677                  --
    5,106 shares issued on September 15, 1999         5,106                  --
    500,000 shares issued on November 5, 1999       500,000                  --
    5,454 shares issued on December 15, 1999          5,454                  --
                                                  ---------           ---------
Weighted average number of shares                 6,875,976           6,220,616
                                                                      =========
    119,997 shares issued on January 20, 2000        93,624
    10,000 shares issued on February 15, 2000         4,945
    10,000 shares issued on March 2, 2000             3,187
    500,000 shares issued on March 3, 2000          153,846
    2,736 shares issued on March 15, 2000               481
    89,999 shares issued on March 28, 2000            2,967
                                                  ---------
Weighted average number of shares                 7,135,026
                                                  =========